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                                                                  EXHIBIT 8(b.2)

                               AMENDMENT NO. 2 TO
                                 TRANSFER AGENCY
                               SERVICES AGREEMENT

         This Amendment No. 2 to Transfer Agency Services Agreement ("Amendment No. 2") is made as of May ______, 2002, by and between PFPC Inc., a Delaware corporation ("PFPC") and The Needham Funds, Inc., a Maryland corporation (the "Company").

                              W I T N E S S E T H:


         WHEREAS, PFPC and the Company have entered into that certain Transfer Agency Services Agreement, dated as of January 2, 1996 (the "Original Agreement"), whereby the Company retained PFPC to act as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent as described therein to the Company's investment portfolios set forth on Exhibit A attached thereto; and

         WHEREAS, PFPC and the Company amended Exhibit A to the Original Agreement on August 29, 2001 to provide for the addition of Needham Aggressive Growth Fund to the list of investment portfolios to which PFPC shall act as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent as described in the Original Agreement ("Amendment No. 1"); and

         WHEREAS, PFPC and the Company now desire to further amend Exhibit A to the Original Agreement to provide for the addition of Needham Small Cap Growth Fund to the list of investment portfolios for which PFPC shall act as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent as described in the Original Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendment of Exhibit A. Exhibit A to the Original Agreement, as amended by Amendment No. 1, is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A.

2.       Miscellaneous.

         (a) Governing Law. This Amendment No. 2 shall be governed by the laws of the State of Delaware without regard for conflicts of law principles thereof.

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                                                                  EXHIBIT 8(b.2)

         (b) Successors and Assigns. This Amendment No. 2 shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted in the Original Agreement.

         (c) Counterpart and Signatures. This Amendment No. 2 may be executed in counterpart and by facsimile signature, each counterpart being deemed an original, but which when taken together shall constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Transfer Agency Services Agreement to be executed as of the date first written above.



                                          PFPC INC.


                                          By:
                                                ------------------------------
                                                Name:
                                                Title:



                                          THE NEEDHAM FUNDS, INC.


                                          By:
                                                ------------------------------
                                                Name:
                                                Title:

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                                                                  EXHIBIT 8(b.2)

                                    EXHIBIT A

                                   PORTFOLIOS

                               NEEDHAM GROWTH FUND

                         NEEDHAM AGGRESSIVE GROWTH FUND

                          NEEDHAM SMALL CAP GROWTH FUND